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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Centerpoint Properties
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTERPOINT PROPERTIES TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterPoint Properties Trust (the "Company") will be held at 1808 Swift Drive, Oak Brook, Illinois on Thursday, May 16, 2002 at 11:00 a.m., Central Daylight Time, for the following purposes:

  1.
  to elect nine trustees to serve until the next annual meeting of shareholders or special meeting of shareholders held in place thereof and until their respective successors are elected and have qualified;

  2.
  to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Trustees has fixed the close of business on March 20, 2002 as the record date for the determination of common shareholders entitled to vote at the meeting. Only those shareholders of record at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Shareholders and wish to vote in person, your proxy will not be used.

By Order of the Board of Trustees,
Paul S. Fisher Secretary
March 31, 2002 Oak Brook, Illinois

CENTERPOINT PROPERTIES TRUST
1808 Swift Road
Oak Brook, Illinois 60523

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 16, 2002

        This proxy statement is furnished to holders of the Common Shares ("Common Shares" or "Shares") of Beneficial Interest, par value $.001 per share, of CENTERPOINT PROPERTIES TRUST (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at 1808 Swift Road, Oak Brook, Illinois on Thursday, May 16, 2002 at 11:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. Unless otherwise directed in proxies received, the persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Shares on or about March 31, 2002.

        The Board of Trustees has fixed the close of business on March 20, 2002 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of March 20, 2002, the Company had outstanding 22,817,167 Common Shares.

        Each Common Share is entitled to one vote on each matter presented. At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the meeting. For a quorum to be present, the holders of a majority of the outstanding Common Shares must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy is held in street name by your broker and it is not voted on all proposals, your proxy will nonetheless be counted as present for purposes of determining a quorum. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on such other matters.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Consequently, brokers holding Common Shares in street name who do not receive voting instructions are entitled to vote on the election of directors of the Company.

        The Company will pay all of the costs of soliciting these proxies, including the cost of mailing the proxy solicitation material and the cost of services rendered by Corporate Investor Communications, Inc., a proxy solicitation firm, which are estimated at $6,000. In addition, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. The Company will not compensate these directors and employees additionally for this solicitation, but the Company may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and the Company will reimburse them for any out-of-pocket expenses, which they reasonably incur in the process of forwarding the materials.

SHAREHOLDER PROPOSALS AND DISCRETIONARY
AUTHORITY FOR THE 2003 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 2, 2002.

        If the Company does not receive notice of any proposal to be presented at the Company's 2003 Annual Meeting of Shareholders on or before February 15, 2003, the Company's proxy holders shall have discretionary authority to vote on such proposal.

ELECTION OF TRUSTEES
(Proposal 1)

        At the meeting a Board of Trustees is to be elected. The nominees for election as trustee are Nicholas C. Babson, Martin Barber, Norman R. Bobins, Alan D. Feld, Paul S. Fisher, John S. Gates, Jr., Michael M. Mullen, Thomas E. Robinson and Robert L. Stovall. Each trustee elected is to hold office until the next annual meeting of shareholders or special meeting of shareholders held in place thereof, and until his successor is elected and qualified. Trustees are elected by a plurality of the votes cast. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason; however, if such inability should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead. The Board of Trustees recommends that the shareholders vote "FOR" the election of Messrs. Babson, Barber, Bobins, Feld, Fisher, Gates, Mullen, Robinson and Stovall.

        Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a trustee and each executive officer of the Company.

Name	Age	Position
Martin Barber	57	Co-Chairman of the Board and Trustee
John S. Gates, Jr.	48	Co-Chairman of the Board, Chief Executive Officer and Trustee
Robert L. Stovall.	69	Vice Chairman of the Board and Trustee
Michael M. Mullen	47	President, Chief Operating Officer and Trustee
Paul S. Fisher	46	Executive Vice President, Secretary, Chief Financial Officer, General Counsel and Trustee
Rockford O. Kottka	51	Executive Vice President and Treasurer
Paul T. Ahern	41	Executive Vice President, Chief Investment Officer and Director of Portfolio Operations
Nicholas C. Babson	55	Independent Trustee
Norman R. Bobins	59	Independent Trustee
Alan D. Feld	65	Independent Trustee
Thomas E. Robinson	54	Independent Trustee

        Martin Barber.    Mr. Barber has been the Chairman of the Board of Trustees of the Company since its formation in 1984. He has been involved in commercial real estate since 1969, when he acquired a substantial interest in Arrowcroft Investments Limited, a commercial property development group, where he served as Managing Director until 1972, when he sold his interest. At that time, he founded Capital and Regional Holdings Limited. In 1978, he formed Capital and Regional Properties plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and has served as its Chairman until 2000 when he became CEO and an outside Director took the chair. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its Chairman since that time. From 1984, Mr. Barber served as a Director and from 1995 as Chairman of Primesight plc ("Primesight"), a UK based billboard company that listed on the London Stock Exchange in 1997. During 1999 Scottish Media Group acquired Primesight on an agreed basis and Mr. Barber retired from the Board. In 1991, Mr. Barber was appointed a Non-Executive Director of TransEuropean Properties (General Partner) Limited, a commingled real estate fund comprised of European and U.S. based pension funds established to invest in European properties. He retired from the Board in 1998 when he was appointed Chairman of PRICOA Property Investment Management Ltd. ("PRICOA"), a wholly owned subsidiary of the Prudential Insurance Company of America. PRICOA is a real estate fund management group investing in continental Europe.

        John S. Gates, Jr.    Mr. Gates was appointed Co-Chairman of the Board and Chief Executive Officer in December 2001. Previously, he had been the President, Chief Executive Officer and a Trustee of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Richard Ellis Commercial, a real estate brokerage and acquisition firm. In 1981, he co-founded the Chicago office of Jones Lang Wooton, which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates sits on the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts. He is also a member of the Board of Directors of the Metropolitan Planning Council of Chicago and The Center for Urban Land Economics Research of the University of Wisconsin. Mr. Gates is an active member of the Young Presidents Organization, the Real Estate Roundtable, Urban Land Institute and the National Association of Industrial and Office Parks.

        Robert L. Stovall.    Mr. Stovall has been a Trustee of the Company since August 1993 and was appointed Vice Chairman of the Board of Trustees in July 1997. From August 1993 to July 1997, Mr. Stovall was an Executive Vice President and the Chief Operating Officer of the Company. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1987 and the operations of which were consolidated in 1993 with those of the Company. Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. He is a member of the Board of Trustees of Greater North Pulaski Development Corporation, a not-for-profit community development corporation. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

        Michael M. Mullen.    Mr. Mullen was appointed President of the Company in December 2001 and Trustee in May 1999. He held the position of Executive Vice President and Chief Operating Officer of

the Company since July 1997; and, from August 1993 to July 1997, was the Executive Vice President-Marketing and Acquisitions and Chief Investment and Development Officer of the Company. He was a co-founder of FCLS and served as its Vice President-Sales with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975 with a Bachelor's degree in Finance. He serves on the Board of Directors of Brauvin Trust, a privately held retail REIT. Mr. Mullen is the son-in-law of Mr. Stovall.

        Paul S. Fisher.    Mr. Fisher was appointed a Trustee of the Company in May 1999. He has been an Executive Vice President of the Company since August 1993, the Secretary, Chief Financial Officer and General Counsel of the Company since 1991 and was appointed the President and Chief Executive Officer of all of the Company's subsidiaries in December 2001. Between 1988 and 1991, Mr. Fisher was Vice President-Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President-Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President-Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from the University of Notre Dame, summa cum laude, with a Bachelor of Arts degree in Economics and Philosophy in 1977. Mr. Fisher received his Juris Doctorate from the University of Chicago School of Law in 1980. He serves on the advisory board of the Guthrie Center for Real Estate Research at the Kellogg Graduate School of Management.

        Rockford O. Kottka.    Mr. Kottka has been an Executive Vice President of the Company since July 2000 and a Senior Vice President and the Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

        Paul T. Ahern.    Mr. Ahern has been Executive Vice President, Chief Investment Officer and Director of Portfolio Operations since February 1999. From June 1994 to February 1999, Mr. Ahern served as Senior Vice President of Investments of the Company. Mr. Ahern started his career as an accountant for Centex Homes Corporation. From June 1985 to June 1990, he was an investment analyst, leasing agent and an investment property specialist with CB Commercial, a real estate brokerage firm. From June 1990 to January 1993, he was an investment property specialist for American Heritage Corporation, a real estate investment firm. Mr. Ahern graduated from Indiana University in 1982 with a bachelor's degree in Accounting. Mr. Ahern is a member of The Society of Industrial and Office Realtors and the National Association of Real Estate Investment Trusts.

        Nicholas C. Babson.    Mr. Babson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Babson currently serves as Chief Executive Officer of Babson Holdings, Inc. an investment company serving the interests of the Babson family. He has held this position for the past three years. Prior to this position, Mr. Babson served as Chairman and CEO of Babson Bros. Co., a worldwide distributor and manufacturer of dairy equipment, located in Naperville, Illinois. Mr. Babson also serves as a member of the Board of Trustees of the Farm Foundation, has served as a member and Past Chairman of the National FFA Foundation and Equipment Manufacturers Institute (EMI). Mr. Babson's directorships for publicly traded companies, other than CenterPoint Properties Trust, include The Gehl Company (NASDAQ) and for private companies include SunTx Capital Partners, located in Dallas Texas, and RREEF America REIT II, Inc., located in Chicago, Illinois. Mr. Babson is also a member of the Board and Board Chairman of the Chicago Shakespeare Theater. Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968) and minor study concentration in Forestry (1972). He currently serves on the Board of Regents of the University.

        Norman R. Bobins.    In March 1998, Mr. Bobins was nominated by the Board to fill a vacancy created by an increase in the number of trustees. Mr. Bobins is Chairman, President and Chief Executive Officer of LaSalle Bank, President and Chief Executive Officer of ABN AMRO North America, Inc. and head of Midwest Commercial Banking for ABN AMRO North America, Inc. From April 1981, until its acquisition by LaSalle National Corporation in 1990, Mr. Bobins served as Senior Executive Vice President and Chief Lending Officer of The Exchange National Bank of Chicago. Mr. Bobins is chairman of the Chicago Clearing House Association and he holds directorships with the following organizations: ABN AMRO Bank Canada, Standard Federal Bank N.A., the Chicago Clearing House Association, the American-Israel Chamber of Commerce & Industry, the Anti-Defamation League of B'nai B'rith, Braun Consulting, Inc., RREEF America REIT II, Inc., Transco, Inc. and the American Bankers Association. Mr. Bobins is also a trustee of the University of Chicago Hospitals and serves on The Council of the Graduate School of Business at the University of Chicago. He is a member of the Kellogg Graduate School of Management Advisory Board, the board of Spertus College and the Executive Council of Chicago Metropolis 2020. Mr. Bobins earned his B.S. from the University of Wisconsin in 1964 and his M.B.A. from the University of Chicago in 1967

        Alan D. Feld.    Mr. Feld has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.P.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole shareholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a Bachelor of Arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has served as a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He has served as a member of the Board of Trustees of Brandeis University (1986 - 1996) and presently serves on the Board of Trustees of Southern Methodist University. He also serves on the Board of Directors of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).

        Thomas E. Robinson.    Mr. Robinson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Robinson is currently a Managing Director in the Corporate Finance Real Estate Group of Legg Mason Wood Walker, Inc., an investment-banking firm headquartered in Baltimore, Maryland, which he joined in June 1997. Prior to joining that firm, Mr. Robinson was President and Chief Financial Officer of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, engaged in the business of owning and operating self-storage warehouses, which he joined in August 1994. He also serves as a director of Tanger Factory Outlet Centers, Inc. Between August 1993 and August 1994, Mr. Robinson was a Senior Executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore Investments, Mr. Robinson served as National Trustee of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as Vice President and General Counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.

Board of Trustees and Committees

        During 2001, the Board of Trustees held seven meetings. Each trustee attended more than 75% of the aggregate of the meetings of the Board of Trustees and the meetings held by Board committees on which he served.

        The Board of Trustees of the Company has standing Asset Allocation, Audit, Compensation and Governance and Nominating Committees.

        Asset Allocation Committee.    The Asset Allocation Committee is comprised of two trustees, Messrs. Babson and Stovall, one of whom is an independent trustee. The Asset Allocation Committee is authorized to review investment and disposition recommendations of management, make investment decisions for investments under $10 million and to make recommendations to the Board of Trustees for other investments. The Asset Allocation Committee held seven meetings during 2001.

        Audit Committee.    The Audit Committee is comprised of three trustees, Messrs. Barber, Bobins, and Robinson, all of whom are independent trustees. The Audit Committee is authorized to review management's accounting and control practices and compliance with prevailing financial reporting standards, to make recommendations to the Board of Trustees regarding financial reporting policy, and to oversee the Company's annual audit. The Audit Committee held six meetings during 2001.

        Compensation Committee.    The Compensation Committee is comprised of three trustees, Messrs. Babson, Bobins and Feld, all of whom are independent trustees. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The independent trustees on the Compensation Committee also serve as the Company's Long Term Incentive Committee and, as such, are empowered to grant share options in accordance with the Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), the 1995 Restricted Stock Incentive Plan (the "1995 Plan"), and the 2000 Omnibus Employee Retention and Incentive Plan (the "2000 Plan") to the trustees, management and other employees of the Company. The Compensation Committee held two meetings during 2001.

        Governance and Nominating Committee.    The Governance and Nominating Committee is comprised of three trustees, Messrs. Barber, Feld and Robinson, all of whom are independent trustees. The Nominating and Governance Committee is authorized to review the Company's governance practices, including the size and composition of the Board of Trustees and to make recommendations to the Board of Trustees concerning nominees for election as trustees. The Nominating and Governance Committee held one meeting during 2001.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's trustees and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, trustees and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2001.

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth information as of March 1, 2002 with respect to the beneficial ownership of the Common Shares of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each trustee of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's trustees and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership(1)		Percent of Class
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	3,413,707	(2)	15.0%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	3,365,216	(3)	14.7%
Martin Barber (Co-Chairman and Trustee) 10 Lower Grosvenor Place London, England SW1W 0EN	53,853	(4)	*
John S. Gates, Jr. (Co-Chairman, Chief Executive Officer and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	723,181	(5)	3.2%
Robert L. Stovall (Vice Chairman and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	129,056	(6)	*
Nicholas C. Babson (Trustee) 980 N. Michigan Ave., Suite 1400 Chicago, Illinois 60611	29,623	(7)	*
Norman R. Bobins (Trustee) LaSalle National Bank 135 South LaSalle Street Chicago, Illinois 60603	17,845	(8)	*
Alan D. Feld (Trustee) 1700 Pacific Avenue Suite 4100 Dallas, Texas 75201	32,024	(9)	*

Thomas E. Robinson (Trustee) Legg Mason Wood Walker 100 Light Street 34th Floor Baltimore, Maryland 21202	31,847	(9)	*
Michael M. Mullen (President, Chief Operating Officer and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	250,508	(10)	*
Paul S. Fisher (Executive Vice President Secretary, Chief Financial Officer, General Counsel and Trustee) 1808 Swift Road Oak Brook, Illinois 60523	269,060	(11)	*
Rockford O. Kottka (Executive Vice President and Treasurer) 1808 Swift Road Oak Brook, Illinois 60523	76,800	(12)	*
Paul T. Ahern (Executive Vice President Chief Investment Officer and Director of Portfolio Operations) 1808 Swift Road Oak Brook, Illinois 60523	38,762	(13)	*
All trustees and executive officers as a group (11 persons)	1,652,559		7.2%

*
Less than one percent.

(1)
Beneficial ownership is the direct ownership of Common Shares of the Company including the right to control the vote or investment of or acquire such Common Shares (for example, through the exercise of share options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

(2)
As reported on a Schedule 13G filed by Davis Selected Advisors, L.P. on March 8, 2002, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 3,413,707 Common Shares.

(3)
As reported on a Schedule 13G/A filed by FMR Corp. on February14, 2002, FMR Corp. has sole voting power with respect to 1,541,196 Common Shares and has sole dispositive power with respect to all of the 3,365,216 Common Shares.

(4)
Includes options to purchase 22,600 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(5)
Includes options to purchase 292,544 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 540 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 30,000 Common Shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting power with respect to such Common Shares. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

(6)
Includes options to purchase 19,200 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(7)
Includes options to purchase 27,600 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(8)
Includes options to purchase 16,800 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(9)
Includes options to purchase 28,200 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(10)
Includes options to purchase 173,362 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 2,000 shares owned by his wife.

(11)
Includes options to purchase 222,713 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(12)
Includes options to purchase 47,340 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(13)
Includes options to purchase 15,316 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and four other executive officers for the years ended December 31, 2001, December 31, 2000 and December 31, 1999.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Other Annual Compensation($)	Restricted Share Award($)(2)		Securities Underlying Options(#)	All Other Compensation($)(6)
John S. Gates Jr., Chief Executive Officer	2001 2000 1999	352,935 318,100 285,600	465,000 319,994 162,739	-0- -0- -0-	475,478(3 252,423(4 -0-	) )	75,000 46,245 47,250	5,250 5,250 5,000
Michael M. Mullen President and Chief Operating Officer	2001 2000 1999	306,000 280,000 255,000	469,000 340,500 219,016	-0- -0- -0-	950,956(5 252,423(4 -0-	) )	50,000 146,245 47,250	5,250 5,250 5,000
Paul S. Fisher Executive Vice-President, Secretary, Chief Financial Officer and General Counsel	2001 2000 1999	306,000 280,000 255,000	328,500 208,350 100,048	-0- -0- -0-	475,478(3 -0- -0-)		75,000 192,485 47,250	5,250 5,250 5,000
Rockford O. Kottka Executive Vice-President and Treasurer	2001 2000 1999	204,000 175,000 142,600	147,000 124,500 65,031	-0- -0- -0-	316,985(6 168,294(7 -0-	) )	50,000 30,828 22,050	5,250 5,250 5,000
Paul Ahern Executive Vice-President, Chief Investment Officer and Director of Portfolio Operations	2001 2000 1999	275,400 253,667 201,917	203,850 154,880 82,950	-0- -0- -0-	633,971(8 336,588(9 -0-	) )	-0- -0- 22,050	5,250 5,250 5,000

(1)
Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2)
Restricted shares awarded under the 1995 Plan and the 2000 Plan will vest eight years from the date of the grant; however, restricted shares awarded under the plan may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest. Dividends are paid on the restricted shares to the same extent as on any other Common Shares.

(3)
Represents 10,359 restricted Common Shares having a market value of $515,878 on December 31, 2001.

(4)
Represents 7,225 restricted Common Shares having a market value of $341,381 on December 31, 2000.

(5)
Represents 20,718 restricted Common Shares having a market value of $1,031,756 on December 31, 2001.

(6)
Represents 6,906 restricted Common Shares having a market value of $343,919 on December 31, 2001.

(7)
Represents 4,817 restricted Common Shares having a market value of $239,887 on December 31, 2000.

(8)
Represents13,812 restricted Common Shares having a market value of $687,838 on December 31, 2001.

(9)
Represents 9,634 restricted Common Shares having a market value of $479,773 on December 31, 2000.

(6)
Represents Company's matching contribution to 401(k) Plan.

Option Tables

        The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option grants during the last fiscal year and potential realizable values for such option grants for the term of the options.

Option Grants in Fiscal Year Ended December 31, 2001

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
		Individual Grants Percent of Total Options Granted to Employees in the Year Ended December 31, 2001
Name	Number of Securities Underlying Options Granted(#)		Exercise of Base Price ($/Share)	Expiration Date
					5%($)	10%($)
John S. Gates, Jr.	75,000	30%	$45.90	2/21/11	2,164,970	5,486,458
Michael M. Mullen	50,000	20%	$45.90	2/21/11	1,443,313	3,657,639
Paul S. Fisher	75,000	30%	$45.90	2/21/11	2,164,970	5,486,458
Rockford O. Kottka	50,000	20%	$45.90	2/21/11	1,443,313	3,657,639
Paul Ahern	-0-	0%	—	—	—	—

        The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2001
Option Values at December 31, 2001

			Number of Securities Underlying Unexercised Options at Fiscal Year End(6)(#)	Value of Unexercised In-the-Money Options at Fiscal Year End(8)($)
	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable(7)(#)	Exercisable/ Unexercisable(7)($)
John S. Gates, Jr.	44,795	1,307,958(1)	231,973/183,514	5,418,100/2,057,772
Michael M. Mullen	27,397	757,527(2)	132,214/230,894	2,333,732/2,524,826
Paul S. Fisher	15,000	453,600(3)	186,815/289,930	3,862,893/3,118,032
Rockford O. Kottka	15,748	418,525(4)	31,220/95,808	529,786/925,579
Paul Ahern	37,784	506,353(5)	1,879/29,862	38,493/502,917

(1)
Based on the difference between an exercise price of $18.25, $19.50 and $22.50 per share and the closing price of the Common Shares as reported on the New York Stock Exchange on the dates of exercise June 8, 2001 which was $48.01 and December 20, 2001 which was $49.25.

(2)
Based on the difference between an exercise price of $18.25 per share, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise, February 21, 2001, which was $45.90.

(3)
Based on the difference between an exercise price of $18.25 per share, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise, August 29, 2001, which was $48.49.

(4)
Based on the difference between an exercise price of $18.25, $19.50 and $22.50 per share and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise, February 28, 2001, which was $46.05.

(5)
Based on the difference between an exercise price of $22.50, $31.50, $33.875 and $32.0625 per share and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise, February 28, 2001, which was $6.05.

(6)
All options are for Common Shares.

(7)
The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options. Options granted under the 1993 Plan, as amended, and the 2000 Plan become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

(8)
Based on the difference between an exercise price of $18.25, $19.50, $22.50, $31.50, $33.875, $32.0625, $34.9375, or $41.00 per share, as the case may be, and the closing price of the Common Shares on December 31, 2001 of $49.80 per share as reported on the New York Stock Exchange.

Compensation of Trustees

        Each independent trustee, i.e. a trustee who is not an employee of the Company, is entitled to receive an annual fee of $20,000, at least 50% of which is payable in Common Shares, and independent trustees may elect to receive up to 100% of the annual fee in Common Shares, under the Company's 1995 Plan, as amended. The Company also pays its independent trustees a fee of $1,000 for attendance at each meeting of the Board and the Company reimburses independent trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Plan, as amended, each independent trustee was awarded 430 Common Shares on May 16, 2001, except Martin Barber and Norman Bobins, who were awarded 215 Common Shares in lieu of the cash portion of their annual retainer fee at election. Trustees who are employees of the Company are not paid any trustees' fees.

        Independent trustees were eligible for the grant of options under the Company's 2000 Plan. Under the 2000 Plan, each independent trustee was granted options on May 16, 2001 to acquire 5,000 Common Shares, except Martin Barber and Robert Stovall who were each awarded 6,500 Common Shares, at $46.51 per share, expiring on May 16, 2011. Under the 2000 Plan, options become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

Employment Contracts

        The Company's executive officers have entered into employment agreements with the Company. Such agreements have an original term of five years (expiring February 22, 2004), subject to earlier termination, with or without "cause" by the Company. If the termination is within 24 months after a "change in control" and is by the Company and without cause or is by the executive for "good reason" (which includes a material adverse change in the executive's duties, relocation of executive by the Company by more than 35 miles and reduction of his compensation or benefits), the executive is entitled to receive three times his then base salary (or if greater at the time of such change in control), three times his prior year's cash bonus, outplacement services, 36 months of continued health coverage and a further payment to gross up any taxes owed by him as a result of excise taxes on such severance benefits. If termination is prior to a change in control and by the Company without cause or because of disability, the executive will receive one year's salary continuation and a prorated bonus based on the prior year's bonus and all of his unvested share options and restricted shares will vest. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their minimum salaries and initial target cash bonus and (iii) provide for their participation in a discretionary cash bonus plan. In connection with the execution of the employment agreements, each such executive entered into a non-competition and non-solicitation agreement with the Company pursuant to which he agreed not to compete with the Company or solicit or hire any employee of the Company for a period of two years following such executive's termination from the Company. The current base salaries of the executives are as follows: Mr. Gates—$360,870; Mr. Mullen—$312,000; Mr. Fisher—$312,000; Mr. Kottka—$208,000; and Mr. Ahern—$280,800.

Compensation Committee Interlocks and Insider Participation

        The members of the Company's Compensation Committee during fiscal year 2001 included Nicholas C. Babson, Norman R. Bobins, and Alan D. Feld. Mr. Feld is the Chairman of the Committee.

        During 2001, no executive officer of the Company served on the board of trustees or directors or compensation committee (or other board committee performing equivalent functions) of any other entity, any of whose executive officers served as a trustee of the Company or member of the Company's Compensation Committee.

Board Compensation Committee Report on Executive Compensation

Mission of the Compensation Committee

        The Board of Trustees has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plans. The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

Pay-for-performance Plan

        In July 1994, based on the report of an independent consultant, Towers Perrin Foster, and the recommendations of the Compensation Committee, the Company's Board of Trustees approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth and profit objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median; to further emphasize pay for performance through incentives. The Plan includes three elements: a salary management system, an annual incentive plan and a long-term incentive plan.

        In October, 1997, the Board of Trustees engaged FPL Associates ("FPL"), an affiliate of Ferguson Partners and a leading independent compensation consulting firm in the real estate industry, to provide recommendations regarding modifications to the Plan. The Board of Trustees adopted certain of the recommendations of FPL to modify the long-term incentive plan, as set forth below.

Salary Management System

        Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Trustees, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to10% of salary, and merit increases in the aggregate generally are not expected to exceed 4%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months.

        Salary adjustments are made as of July 1 each year, effective for the following 12 months. The average increase in executive salaries effective as of July 1, 2001 was approximately 4.1%.

Annual Incentive Plan

        The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid following completion of the Company's annual audit in the first quarter of each year, based on performance during the prior year.

        The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer, (i) an 80% weighting factor is assigned to the Company's overall corporate performance determined by reference to FFO per share, success of the Company's processes and systems and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry, under the supervision of the Compensation Committee, and (ii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions, (i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above, (ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional days outstanding in accounts receivable and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employee, points will be assigned based on achievement of performance standards within each performance category, and points will be used to determine eligibility for threshold, target or maximum awards.

        In March 2001, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 2001, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 50% and 100% of salary, while the high range was between 100% and 200% of salary. In February 2002, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 52.4% to 89.0% of salary.

Long Term Incentive Plan

        Based on an analysis of the Company's long-term incentive plan by FPL in 1998, the Board of Trustees decided in March 1998 to make share option grants, under the 1993 Plan the sole component of the long-term incentive plan. Also based upon the FPL analysis of the long-term incentive plan, the Board of Trustees directed the Compensation Committee to set higher performance standards which would be more difficult to achieve, coupled with greater rewards if such standards are attained. The foregoing decisions, coupled with a determination by the Board to enlarge the class of employees eligible for share options to all employees, resulted in a need for more options to be available for grant under the 1993 Plan. In 2000, based on a subsequent analysis of the Company's long-term incentive plan by FPL, the Board of Trustees decided in March 2000 to make the long-term incentive plan consist of a combination of share option grants and restricted share grants under the 1995 Plan for Company executives and consist solely of restricted share grants for remaining employees. In May, 2000, the shareholders adopted the 2000 Plan to allow the Company to continue making share-based awards as part of plan. In accordance with the 2000 Plan, no other grants will be made under the 1993 Plan or the 1995 Plan.

        The performance standards adopted by the Compensation Committee for the awards, applicable to all employees participating in the long-term incentive plan, is tied to material increases in shareholder value. Under the standards, employee performance is measured based upon rate of return goals established by the Company's independent trustees, with a 25% weighting factor assigned to total shareholder return and a 75% weighting factor assigned to FFO per share growth. For each of these factors, the Compensation Committee annually establishes threshold, target and maximum award opportunities for each employment position.

        Like cash awards, share option and restricted share awards are made in the first quarter of each year following completion of the annual audit, based on performance during the prior year. In January 2002, the Board of Trustees made share option awards based upon attainment of the standards in 2001. Based on its evaluation of employees' attainment of these standards in 2001, the Compensation Committee awarded share options under the Stock Option Plan for a total of 184,946 shares and share grants under the Restricted Stock Plan for 105,481 shares in January 2002.

Compensation of the Chief Executive Officer

        During 2001, the Company's Chief Executive Officer was paid a salary at the rate of $345,000 per annum for the first six months and at a rate of $360,870 for the last six months pursuant to his employment contract. As part of a review of the Company's salary structure in June 2000, FPL conducted a survey of the salaries paid by the Company to executive employees. Mr. Gates' salary, at that time, was approximately 106% of the median for the Company's industry reported in the survey, which is within the Company's salary objectives.

        In March 2001, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 2001, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, an 80% weighting factor was assigned to corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation, and the overall results of an independent tenant satisfaction survey conducted under the supervision of the Compensation Committee. A 20% weighting factor was assigned to individual performance, based on success in designing and implementing internal processes, systems and organizational development initiatives designed to maintain the highest levels of tenant satisfaction and the internal capacity and controls necessary to sustain continuing high levels of growth. On the basis of points awarded in each of these categories, the Compensation Committee in February 2002 awarded Mr. Gates a cash bonus of $308,328, or 83.1% of salary.

        Also in January 2001, the Compensation Committee, applying the performance standards for long-term incentives, approved an award of 56,907 share options and 8,106 share grants, representing an award 13.8% above the target level for shareholder return and growth in FFO per share.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. Stock option grants under our long-term incentive plans have been designed so that any compensation deemed to be paid in connection with the exercise of option grants will qualify as performance based compensation which is not subject to the $1 million deduction limitation. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

Alan D. Feld, Chairman
Nicholas C. Babson
Norman R. Bobins

Independent Auditors

Audit Fees

        For calendar year 2001, the total fees billed by PricewaterhouseCoopers LLP for the annual audit and for the review of financial statements included in the Company's Forms 10-K and 10-Qs totaled $273,000.

Financial Information and System Design and Implementation Fees

        PricewaterhouseCoopers LLP did not provide any services related to financial information system design or implementation during 2001, but were consulted for the purpose of enhancing the Company's internet security.

All Other Fees

        Fees billed for all other non-audit services, including review and audit of subsidiary financial statements, tax compliance, and consulting totaled $838,120 during calendar year 2001. The Company continues to be involved in complex real estate projects requiring significant tax consulting related to structuring, financing and compliance with IRS regulations. The amount related to these projects totaled $577,500 for the year.

Board Audit Committee Report

        The Audit Committee provides independent oversight of the Company's accounting functions and monitors the objectivity of the financial statements prepared under the direction of management. In addition, the Committee reviews major accounting policy changes by quarterly reviews, approves the scope of the annual independent audit processes, monitors nonaudit services provided by the independent auditors, and monitors Company activities designed to assure compliance with the Company's ethical standards. The Committee is composed of three trustees and operates under a written charter adopted by the Company's Board of Trustees. The trustees are independent within the meaning of the New York Stock Exchange rules.

        The Committee has reviewed the audited consolidated financial statements of the Company for 2001 with management, who has represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with management the quality as well as the acceptability of the accounting principles employed, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

        The Committee also reviewed the consolidated financial statements of the Company for 2001 with PricewaterhouseCoopers LLP, the Company's independent auditors for 2001, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Committee considered the compatibility of nonaudit services provided by PricewaterhouseCoopers LLP to the Company with PricewaterhouseCoopers LLP independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended 2001 for filing with the Securities and

Exchange Commission. The Committee has recommended, and the Board has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002.

        Representatives from PricewaterhouseCoopers LLP will be at the annual meeting to make a statement, if they choose, and to answer any questions of shareholders present at the meeting.

Thomas E. Robinson, Chairman
Martin Barber
Norman R. Bobins

Comparison of Cumulative Total Return Among Company,
S&P 500 Index and NAREIT Equity Total Return Index

Performance Graph

        The following graph compares the percentage change in cumulative total return on the Company's Common Shares for the period beginning December 31, 1996 and ending December 31, 2001 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 173 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

	December 31, 1996	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001
CenterPoint Properties Trust	$100.00	$113.06	$114.48	$130.06	$177.55	$195.69
S&P 500 Index	100.00	128.51	158.92	192.13	184.02	161.53
NAREIT Equity Total Return Index	100.00	120.26	99.21	94.63	119.58	136.24

CERTAIN RELATED PARTY TRANSACTIONS

        Since 2001, the Company has been negotiating the securitization of the Burlington Northern Santa Fe land lease for a portion of CenterPoint Intermodal Center using Legg Mason Wood Walker, Inc., an investment banking firm that employs Thomas Robinson, a trustee of the Company, in a different group within Legg Mason than the one the Company is dealing with. The Company believes this relationship does not compromise the trustee's independence.

        The Company purchased a warehouse/industrial property and assumed related debt with LaSalle National Bank totaling $2.2 million. Norman Bobins, a Company trustee, is an executive of LaSalle National Bank and ABN AMRO North America, Inc., the parent company of LaSalle Bank. The Company believes this relationship does not compromise the trustee's independence.

OTHER MATTERS

        The Board of Trustees knows of no matters, which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

        The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of shares held in their names. Trustees, officers and employees of the Company may also solicit proxies on behalf of the Board of Trustees but will not receive any additional compensation therefore.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 is being furnished to shareholders simultaneously with this proxy statement.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By order of the Board of Trustees,

Paul S. Fisher Secretary

CenterPoint Properties Trust

1808 Swift Drive Oak Brook, Illinois 60523	PROXY

This Proxy is solicited on behalf of the Board of Trustees of
CenterPoint Properties Trust for the
Annual Meeting of Shareholders on May 16, 2002

        The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company's Common Shares held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held at 1808 Swift Drive, Oak Brook, Illinois on Thursday, May 16, 2002 at 11:00 a.m. or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting receipt of which is hereby acknowledged.

        All Common Shares to be voted hereby by the undersigned include shares, if any, held in the name of the agent, for the benefit of the undersigned, in the Company's Dividend Reinvestment and Stock Purchase Plan.

Comments/Change of Address:

SEE REVERSE SIDE

FOLD AND DETACH HERE

☒	Please mark your votes as in this example.	6231

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES.

Trustee Nominees:
Election of Trustees	FOR / /	WITHHELD / /	01 Nicholas C. Babson 02 Martin Barber 03 Norman R. Bobins	04 Alan D. Feld 05 Paul S. Fisher 06 John S. Gates, Jr.	07 Michael M. Mullen 08 Thomas E. Robinson 09 Robert L. Stovall

For, except vote withheld from the following nominee(s):

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S) DATE

FOLD AND DETACH HERE

CENTERPOINT PROPERTIES TRUST

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
Using a touch-tone phone call Toll-free:	1-877-PRX-VOTE (1-877-779-8683)
To Vote by Internet:
Log on to the Internet and go to the website: http://www.eproxyvote.com/cnt Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

QuickLinks

SHAREHOLDER PROPOSALS AND DISCRETIONARY AUTHORITY FOR THE 2003 ANNUAL MEETING
ELECTION OF TRUSTEES (Proposal 1)
SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Option Grants in Fiscal Year Ended December 31, 2001
Aggregated Option Exercises in Fiscal Year Ended December 31, 2001 Option Values at December 31, 2001
Comparison of Cumulative Total Return Among Company, S&P 500 Index and NAREIT Equity Total Return Index
CERTAIN RELATED PARTY TRANSACTIONS
OTHER MATTERS